UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 25, 2011


                           ORGANIC SPICE IMPORTS, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                    000-54341                   45-1545032
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

                             7910 Ivanhoe Ave. #414
                           La Jolla, California 92037
                    (Address of principal executive offices)

                                 (858) 459-1133
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On October 24, 2011, the majority shareholders of Organic Spice Imports, Inc. (the "Company"), represented by Daniel C. Masters, terminated the Stock Purchase Agreement (the "Agreement") with TRIG Capital Group, LLC ("TRIG") whereby TRIG had agreed to purchase ten million (10,000,000) shares of our common stock, par value $0.0001 (the "Common Stock"). The Common Stock represents 89.45% of the outstanding Common Stock of the Company. The Agreement was terminated by mutual agreement among the parties.

Had the Stock Purchase Agreement gone forward, a change in control of the Registrant would have taken place. Because of the termination of the Agreement, no such change in control is now contemplated.

ITEM 9.01 EXHIBITS.

(d) Exhibits.

The following exhibit is incorporated by reference:


Exhibit
Number                             Description
------                             -----------

10.1 Agreement for the purchase of common stock, dated September 22, 2011. Filed with the Commission on September 23, 2011.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       ORGANIC SPICE IMPORTS, INC.


Date: October 25, 2011                By: /s/ Ali Balaban
                                          --------------------------------------
                                          Ali Balaban
                                          President, Chief Executive Officer and
                                          Director

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